Exhibit 8.2

Conyers Dill & Pearman Cricket Square PO Box 2681 Grand Cayman KY1-1111 Tel : +1 (345) 945 3901 Fax: +1 (345) 945 3902 conyersdill.com	BERMUDA BRITISH VIRGIN ISLANDS CAYMAN ISLANDS CYPRUS DUBAI HONG KONG LONDON MAURITIUS MOSCOW SÃC PAULO SINGAPORE
17 June, 2010
Matter No.: 874289
Doc Ref: WL/ot/330599
(852) 2842 9532
wynne.lau@conyersdill.com
HiSoft Technology International Limited
33 Lixian Street
Qixianling Industrial Base
Hi-Tech Zone, Dalian 116023
People’s Republic of China
Dear Sirs,
Re: HiSoft Technology International Limited (the “Company”)
We have acted as special Cayman legal counsel to the Company in connection with the initial public offering (the “Offering”) of common shares of the Company in the form of American Depositary Shares (the “Shares”) as described in the prospectus contained in the Company’s registration statement on Form F-1, as amended to date (the “Registration Statement”) originally filed by the Company under the United States Securities Act 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) on or about 17 June, 2010.
For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the fifth amended and restated memorandum of association and articles of association of the Company (the “Current M&As”), a copy of the minutes of an extraordinary general meeting of the members of the Company passed on 11 May, 2010 and unanimous written resolutions of the board of directors of the Company dated 17 June, 2010 (the “Minutes”) and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the Minutes were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (e) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued for the purpose of the filing of the Registration Statement and the offering of the Shares by the Company.
On the basis of and subject to the foregoing, we are of the opinion that the statements under the captions “Taxation — Cayman Islands Taxation” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of the Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” and “Enforcement of Civil Liabilities” in the prospectus forming part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,

Conyers Dill & Pearman

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